Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 No. 333-190198 of Ecopetrol S. A. of our report dated April 25, 2014 relating to the financial statements and the effectiveness of internal control over financial reporting which appears in this Form 20-F. We also consent to the references to us under “Selected Financial Data” in this form 20-F.

/s/PricewaterhouseCoopers Ltda.

Bogotá, Colombia

April 25, 2014